UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2023
________________________
MATTERPORT, INC.
(Exact name of registrant as specified in its charter)
________________________

Delaware	001-39790	85-1695048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
352 East Java Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (650) 641-2241
N/A
(Former name or former address, if changed since last report.)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	MTTR	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities.
On July 11, 2023, Matterport, Inc. (the “Company”) announced a restructuring plan (the “Plan”) intended to reduce operating costs and continue to accelerate its path to profitable growth. The Plan includes a reduction of approximately 170 roles, or 30% of its workforce. Decisions regarding the elimination of positions are subject to local law and consultation requirements in certain countries, as well as the Company’s business needs.
The Company currently estimates that it will incur charges of approximately $4 to $5 million in connection with the Plan, consisting primarily of cash expenditures for employee transition, notice period and severance payments, employee benefits, exit charges associated with office space reductions, and related costs. The Company expects that the majority of the restructuring charges will be incurred in the third and fourth quarters of fiscal 2023, and that the execution of the Plan will be substantially complete by the end of the fourth quarter of fiscal 2023, subject to local law and consultation requirements.
The estimates of the charges and expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.
Item 7.01.    Regulation FD Disclosure.
Update to Matterport Employees
A blogpost from RJ Pittman, Matterport’s Chairman and Chief Executive Officer, regarding the restructuring actions is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.
The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished to, but not “filed” with, the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Release of Second Quarter 2023 Financial Results
On July 11, 2023, the Company announced that it expects to report its second quarter 2023 financial results on August 8, 2023, after market close. Matterport management will host a conference call that day at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss the financial results. The dial-in number will be (412) 902-4209, conference ID: 10176797. The financial results press release and a live webcast of the conference call will be accessible from the Matterport website at investors.matterport.com. An audio webcast replay of the conference call will also be available for one year at investors.matterport.com.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the expected benefits of and timing of completion of the Plan, and the expected costs and charges of the Plan. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk that the restructuring costs and charges may be greater than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal and external programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve customers; the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and other risks and uncertainties included in the reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01.    Financial Statement and Exhibits.
(d)List of Exhibits.

Exhibit No.	Description

99.1	Accelerating Toward a Data-Driven Future – Blogpost Issued July 11, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matterport, Inc.

Date: July 11, 2023	By:	/s/ James D. Fay
	Name:	James D. Fay
	Title:	Chief Financial Officer